Exhibit 99.1

Blackstone Reports First Quarter Results

New York, April 17, 2014: Blackstone (NYSE:BX) today reported its first quarter 2014 results.

Stephen A. Schwarzman, Chairman and Chief Executive Officer, said, “Blackstone reported first quarter records for Economic Net Income and Distributable Earnings, with continued strong momentum across the board. With leading, global platforms across multiple asset classes, our investors benefit from our ability to identify relative value across markets and deploy capital toward ideas with the best risk-reward profile. As such, the environment for new investments has remained favorable for us and we deployed or committed $7.4 billion in the quarter. This also translates into leading investment performance and our investors have entrusted us with greater amounts of their capital as a result. Blackstone remains one of the fastest growing managers in the fastest growing part of asset management, and we ended the quarter with a record $272 billion in total assets under management, up 25% year over year.”

Blackstone issued a full detailed presentation of its first quarter 2014 results, which can be viewed at www.Blackstone.com.

Distribution

Blackstone has declared a quarterly distribution of $0.35 per common unit to record holders of common units at the close of business on April 28, 2014. This distribution will be paid on May 5, 2014.

Quarterly Investor Call Details

Blackstone will host a conference call on April 17, 2014 at 11:00 a.m. ET to discuss first quarter 2014 results. The conference call can be accessed via the Investors section of Blackstone’s website at www.Blackstone.com or by dialing +1 (877) 391-6747 (U.S. domestic) or +1 (617) 597-9291 (international), pass code 149 943 55#. For those unable to listen to the live broadcast, a replay will be available on www.Blackstone.com or by dialing +1 (888) 286-8010 (U.S. domestic) or +1 (617) 801-6888 (international), pass code 611 288 63#.

About Blackstone

Blackstone (NYSE:BX) is one of the world’s leading investment and advisory firms. We seek to create positive economic impact and long-term value for our investors, the companies we invest in, the companies we advise and the broader global economy. We do this through the

The Blackstone Group L.P.

345 Park Avenue

New York, New York 10154

T 212 583 5000

www.blackstone.com

commitment of our extraordinary people and flexible capital. Our asset management businesses include investment vehicles focused on private equity, real estate, hedge fund solutions, non-investment grade credit, secondary funds, and multi asset class exposures falling outside of other funds’ mandates. Blackstone also provides various financial advisory services, including financial and strategic advisory, restructuring and reorganization advisory and fund placement services. Further information is available at www.Blackstone.com. Follow Blackstone on Twitter @Blackstone.

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 which reflect Blackstone’s current views with respect to, among other things, Blackstone’s operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Blackstone believes these factors include but are not limited to those described under the section entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as such factors may be updated from time to time in its periodic filings with the Securities and Exchange Commission, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the filings. Blackstone undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

This release does not constitute an offer of any Blackstone Fund.

Investor and Media Relations Contacts

Joan Solotar Blackstone Tel: +1 (212) 583-5068 solotar@blackstone.com	Weston Tucker Blackstone Tel: +1 (212) 583-5231 tucker@blackstone.com	Peter Rose Blackstone Tel: +1 (212) 583-5871 rose@blackstone.com

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